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                                                                     EXHIBIT 5.3

                            FUTRO & ASSOCIATES, P.C.
                         Attorneys and Counselors at Law


                                   ALAMO PLAZA
                      1401 SEVENTEENTH STREET - 11TH FLOOR
                             DENVER, COLORADO 80202

                            TELEPHONE (303) 295-3360
                            FACSIMILE (303) 295-1563


                                  June 9, 2004


Board of Directors
U.S. MedSys Corp.
1401 - 17th St., Suite 1150
Denver, CO  80202

         Re:  Opinion of Counsel No. 04-161.1
              Registration Statement of Form SB-2

Gentlemen:

         You have requested our opinion, as counsel for U.S. MedSys Corp., a Colorado corporation (the "Company"), in connection with the registration statement on Form SB-2 (the "Registration Statement"),under the Securities Act of 1933, filed by the Company with the Securities and Exchange Commission for the sale of 3,278,102 shares (the "Registered Shares") of common stock, no par value (the "Common Stock"), by the selling securityholders named in the Registration Statement.

         We have examined such records and documents and made such examinations of law as we have deemed relevant in connection with this opinion. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

         Based upon the foregoing and in reliance thereon, we are of the opinion that the 3,278,102 shares of common stock held by certain selling securityholders have been duly and validly authorized, legally issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We hereby further consent to the reference to us under the caption "Legal Matters" in the prospectus included in the Registration Statement.

                                   Sincerely,

                                   /s/ FUTRO & ASSOCIATES, P.C.